EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

AGREEMENT, dated as of October 27, 2006, between Mems USA, Inc. (the “ Company”) and GCA Strategic Investment Fund Limited (“Purchaser”).

R E C I T A L S:

WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, $3,530,000 aggregate principal amount of the Company’s Convertible Note due October 27, 2009 (the “ Convertible Note”), with terms and conditions as set forth in the form of Convertible Note attached hereto as Exhibit A;

WHEREAS, the Convertible Note will be convertible into shares of the Company’s common stock, par value $.001 per share (the “ Common Stock”);

WHEREAS, in order to induce the Purchaser to enter into the transactions described in this Agreement, the Company desires to issue to the Purchaser a warrant to purchase shares of Common Stock upon the Closing equal to 1,000,000 shares of Common Stock (as defined herein) on the terms and conditions described in the form of the common stock purchase warrant attached hereto as Exhibit F (the “Warrants”), and

WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable as interest under, and upon conversion of, the Convertible Note (the “Note Shares”) and upon exercise of the Warrants (the “Warrant Shares,” the Note Shares and the Warrant Shares being collectively referred to herein as the “Conversion Shares”) as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS

1   Definitions . The following terms, as used herein, have the following meanings:

“Additional Shares of Common Stock” has the meaning set forth in Section 11.6.

“Affiliate” means, with respect to any Person (the “ Subject Person”), (i) any other Person (a “ Controlling Person”) that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

“Agreement” means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Asset Sale” has the meaning set forth in Section 8.4.

“Balance Sheet Date” has the meaning set forth in Section 4.7.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

“Benefit Plans” has the meaning set forth in Section 4.9(b).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Capital Reorganization” has the meaning set forth in Section 11.5.

“Change in Control” means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33a% or more of the outstanding shares of Common Stock of the Company without the prior written consent of Purchaser; (ii) any sale or other disposition (other than by reason of death or disability) to any Person of more than 75,000 shares of Common Stock of the Company by any executive officers and/or employee directors of the Company without the prior written consent of Purchaser; (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

“Closing Bid Price” shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. (“ Bloomberg”) on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the “Pink Sheets” by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

“Closing Date” means the date on which all of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and Convertible Note in the aggregate principal amount of $3,530,000 are issued by the Company to Purchaser.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

“Common Stock” means common stock, par value $.001 per share, of the Company.

“Company” means Mems USA, Inc., a Nevada corporation, and its successors.

“Company Corporate Documents” means the certificate of incorporation and bylaws of the Company.

“Consolidated Net Worth” means at any date the total shareholder’s equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

“Consolidated Subsidiary” means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and under “common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Date” shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Note by the holder thereof to the Company as specified in each Convertible Note.

“Conversion Price” has the meaning set forth in the Convertible Note.

“Conversion Shares” has the meaning set forth in the Recitals.

“Convertible Note” means the Company’s Convertible Note substantially in the form set forth as Exhibit A hereto.

“Deadline” has the meaning set forth in Section 10.1.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Fee” has the meaning set forth in Section 10.4.

“Derivative Securities” has the meaning set forth in Section 8.6.

“Discounted Equity Offerings” has the meaning set forth in Section 8.6

“Directors” means the individuals then serving on the Board of Directors or similar such management council of the Company.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and each Subsidiary and all members of a controlled group of corporation and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.
“Event of Default” has the meaning set forth in Article XII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Reimbursement Fee” has the meaning set forth in Section 134.

“Financing” means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

“Fixed Price(s)” has the meaning set forth in Section 11.1.

“GAAP” has the meaning set forth in Section 1.2.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

“Hazardous Materials” means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

‘Intellectual Property” has the meaning set forth in Section 4.20.

“Investment” means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

“Lien” means any lien, mechanic’s lien, materialmen’s lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

“Listing Applications” has the meaning set forth in Section 4.4.

“Majority Holders” means (i) as of the Closing Date, Purchaser and (ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Note outstanding at such time.

“Market Price” shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $200,000.

“Maturity Date” shall mean the date of maturity of the Convertible Note.

“Maximum Number of Shares” shall mean that percentage that the Company may issue without shareholder approval under the applicable rules of the OTC Bulletin Board, National Market or equivalent entity then applicable to the Company, of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the stockholders of the Company may have previously approved.

"NASD" has the meaning set forth in Section 7.10.

“Nasdaq Market” means the Nasdaq Stock Market’s National Market System.

“National Market” means the Nasdaq Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc..

“Net Cash Proceeds” means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters’ fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets, and (iii) proceeds of any lien on any accounts receivable or any alternative energy project..

“Notice of Conversion” means the form to be delivered by a holder of a Convertible Note upon conversion of all or a portion thereof to the Company substantially in the form of Exhibit A to the form of Convertible Note.
“Officer’s Certificate” shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit C attached hereto.

"OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

“Other Taxes” has the meaning set forth in Section 3.6(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permits” means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

“Permitted Financings” has the meaning set forth in Section 8.6.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of the Person which was at such time a member of the ERISA Group.

“Purchase Price” means the purchase price for the Securities set forth in Section 2.2 hereof.

“Purchaser” means the entity listed on the signature page hereto and its successors and assigns, including holders from time to time of the Convertible Note.

“Recourse Financing” means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

“Redemption Event” has the meaning set forth in Section 3.4.

“Registrable Securities” has the meaning set forth in Section 10.4(a).

“Registration Statement” has the meaning set forth in Section 10.4(b).

“Registration Rights Agreement” means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

“Reserved Amount” has the meaning set forth in Section 7.10(a).

“Restricted Payment” means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person’s capital stock or (b) any option, warrant or other right to acquire shares of such Person’s capital stock or (iii) any loan, or advance or capital contribution to any Person (a “ Stockholder”) owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

“Rights Offering” has the meaning set forth in Section 11.3.

“Sale Event” has the meaning set forth in Section 3.4.

“SEC Reports” has the meaning set forth in Section 4.7

“Securities” means the Convertible Note, the Warrants and, as applicable, the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in the recitals.

“Share Reorganization” has the meaning set forth in Section 11.2.

“Special Distribution” has the meaning set forth in Section 11.4.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

“Subsidiary Corporate Documents” means the certificates of incorporation and bylaws of each Subsidiary.

“Taxes” has the meaning set forth in Section 3.6.

“Trading Day” shall mean any Business Day in which the OTC Bulletin Board, National Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

“Transaction Agreements” means this Agreement, the Convertible Note, the Registration Rights Agreement, and the other agreements contemplated by this Agreement.

“Transfer” means any disposition of Securities that would constitute a sale thereof under the Securities Act.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“VWAP” shall mean for any security as of any date, the volume weighted average price as reported by Bloomberg, L.P. (“ Bloomberg”) on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the volume weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no volume weighted average price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the “Pink Sheets” by the National Quotation Bureau, Inc. If the volume weighted average price cannot be calculated for such security on such date on any of the foregoing bases, the volume weighted average price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the volume weighted average price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

“Warrant” means the Common Stock Purchase Warrants substantially in the form set forth in Exhibits F & G hereto.

2   Accounting Terms and Determinations . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company’s independent public accountants) (“ GAAP”) All references to “dollars,” “Dollars” or “$” are to United States dollars unless otherwise indicated.

ARTICLE 2.  PURCHASE AND SALE OF SECURITIES

1   Purchase and Sale of Convertible Note .

(a)  Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Convertible Note.

(b)  Purchaser shall acquire Convertible Note on the Closing Date in an aggregate principal amount of Three Million Five Hundred Thirty Thousand Dollars ($3,530,000.00).

2   Purchase Price . The purchase price for the Convertible Note on the Closing Date shall be 90% of the principal amount thereof. Therefore, the aggregate consideration payable by Purchaser to the Company for the Convertible Note on the Closing Date shall be Three Million One Hundred Seventy Seven Thousand Dollars ($3,177,000.00) (the “ Purchase Price”).

3   Closing and Mechanics of Payment .

(a)  The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds on or before 5:00 p.m. (EST).

(b)  The Convertible Note issued on the Closing Date shall be dated the date hereof.

ARTICLE 3.  PAYMENT TERMS OF CONVERTIBLE NOTE

1   Payment of Principal and Interest; Payment Mechanics . The Company will pay all amounts due on each Convertible Note by the method and at the address specified for such purpose by Purchaser in writing, without the presentation or surrender of any Convertible Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Note, the holder shall surrender the Convertible Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Note to the Company in exchange for a new Convertible Note or Convertible Notes. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Note purchased under this Agreement that has made the same agreement relating to this Convertible Note as Purchaser has in this Section 3.1; provided that such transferee is an “accredited investor” under Rule 501 of the Securities Act and the transaction is otherwise exempt from the registration requirements of the Securities Act and Purchaser provides the Company with a legal opinion from counsel in form and substance reasonably satisfactory to the Company.

2   Intentionally Omitted.

3   Voluntary Prepayment . For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Note, per the formula set forth in Section 5.1 of Exhibit A hereto, following at least five (5) Business Days prior written notice to Purchaser (the expiration of such five (5) Business Day period being referred to as the “prepayment date”); provided, however, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter.

4   Mandatory Prepayments .

(a)  Upon (i) the occurrence of a Change in Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation or merger of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “ Sale Event”), or (iv) the occurrence of a Registration Default which continues uncured for a period of twenty (20) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem the Convertible Note and Warrants. The redemption price payable upon any such redemption shall be the redemption price in Section 5 of the Convertible Note and Section 13 of the Warrants, respectively (referred to herein as the "Formula Price").

(b)  At the option of Purchaser, upon the consummation of one or more Financings, the Company shall use 25% of the Net Cash Proceeds therefrom (unless such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Convertible Note.

(c)  Upon the issuance of the Maximum Number of Shares, the receipt by the Company of Notice of Conversion requiring the issuance of shares of Common Stock in excess of the Maximum Number of Shares, and the failure within 70 days of such issuance to obtain shareholder approval, if such approval is required by either the laws of the jurisdiction of the Company’s incorporation or the rules of any market on which the Company’s securities are then traded, to issue additional shares of Common Stock required to be issued in connection with such Notices of Conversion (the “ Redemption Event”), the Company shall redeem the outstanding balance of each Convertible Note and Warrant for the Formula Price.

(d)  In the event that there is an insufficient number of authorized, issuable, shares of Common Stock registered under the Registration Statement filed by the Company to allow Purchaser to fully convert the Convertible Note and exercise all Warrants held by Purchaser and sell such shares issued thereon, then the Company shall immediately file an amendment to the then current Registration Statement to register a sufficient number of such shares to convert said Convertible Note and Warrants, provided that no such failure is the result of the conduct of the Purchaser. Upon the failure within twenty (20) Trading Days measured from the date of filing the Registration Statement to register a sufficient number of such shares, the Company shall redeem the outstanding balance of each Convertible Note and Warrant for the Formula Price. In addition, failure of the Company to register a sufficient number of such shares to fully convert said Convertible Note and exercise such Warrants shall be a Registration Default under Section 10.4(e) from the date of the Notice of Conversion to the date of the earlier of (i) the redemption of the outstanding balance of the Convertible Note and exercise of all such Warrants or (ii) full conversion of the Convertible Note and exercise of all such Warrants.

5   Prepayment Procedures.

(a)  Any permitted prepayment or redemption of the Convertible Note pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which Purchaser shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Note) as follows:

(i)  A prepayment pursuant to Section 3.3, the “prepayment date” specified therein;

(ii)  A redemption pursuant to Section 3.4(a), the date of consummation of the applicable Sale Event;

(iii)  A redemption pursuant to Section 3.4(b), three (3) Business Days following the date of consummation of the applicable Financing (meaning closing and funding); and

(iv)  A redemption pursuant to Section 3.4(c), the date specified in each Convertible Note.

(b)  On the Maturity Date and on the effective date of a repayment or redemption of the Convertible Note as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to Purchaser of the Convertible Note subject to redemption. Should Purchaser not receive payment of any amounts due on redemption of its Convertible Note by reason of the Company’s failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the maximum lawful rate compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys’ fees and costs, whether or not suit or other formal proceedings are instituted.

(c)  The Company shall select the Convertible Note to be redeemed in any redemption in which not all of the Convertible Note are to be redeemed so that the ratio of the Convertible Note of each holder selected for redemption to the total Convertible Note owned by that holder shall be the same as the ratio of all such Convertible Note selected for redemption bears to the total of all then outstanding Convertible Note . Should any Convertible Note required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Note shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

(d)  Any Notice of Conversion delivered by Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or (y) effective date of a voluntary repayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Note shall be deemed effected on the Conversion Date. In addition, between the effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to Purchaser, Purchaser may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to Purchaser when due or (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to Purchaser when due.

6   Payment of Additional Amounts .

(a)  Any and all payments by the Company hereunder or under the Convertible Note to Purchaser and each “qualified assignee” thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “ Taxes”) unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Note (i) the holders of the Convertible Note subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Note to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A “qualified assignee” of a Purchaser is a Person that is organized under the laws of (i) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee’s continued exemption from Taxes under applicable law.

(b)  The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as “ Other Taxes”) which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

(c)  The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.6) paid by Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Purchaser or assignee makes written demand therefor.

(d)  Within 30 days after the date of any payment of Taxes, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

(e)  Purchaser shall provide to the Company a form W-8, stating that it is a non-U.S person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Purchaser, as of the Closing Date, the following:

1   Organization and Qualification . The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A “ Material Adverse Effect” means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

2   Authorization and Execution .

(a)  The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

(b)  The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

(c)  This Agreement has been duly executed and delivered by the Company.

(d)  This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

3   Capitalization . As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and except as set forth on Schedule 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Note or Conversion Shares. The Company has furnished to Purchaser true and correct copies of the Company’s Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4   Governmental Authorization . To the Company’s knowledge, the execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, and (c) the filing of a “Form D” as described in Section 7.13 below.

5   Issuance of Shares . Upon conversion in accordance with the terms of the Convertible Note, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

6   No Conflicts . The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

7   Financial Information . Since June 30, 2006, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the “ SEC Reports”). The Company has delivered or made available to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary to in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company’s business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company’s most recent Report on Form 10_K for the years ended December 31, 2003, December 31, 2004 and December 31, 2005, respectively, which have not been disclosed in the Company’s SEC Reports or to the Purchaser in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders’ equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since December 31, 2000 (the “ Balance Sheet Date”), except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

8   Litigation . To the knowledge of the Company, except as set forth on Schedule 4.8, there is no action, suit or proceeding pending or threatened against the Company or any Subsidiary, before any court or arbitrator or any gov to the knowledge of the Company governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

9   Compliance with ERISA and other Benefit Plans .

(a)  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(b)  The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the “ Benefit Plans”) relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(c)  No Benefit Plans have any unfunded liabilities, either on a “going concern” or “winding up” basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

10   Environmental Matters . The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

11   Taxes . All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

12   Investments, Joint Ventures . Other than as set forth in Schedule 4.12, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders’ or joint venture or similar agreement.

13   Not an Investment Company . Neither the Company nor any Subsidiary is an “Investment Company” within the meaning of Investment Company Act of 1940, as amended.

14   Full Disclosure . The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

15   No Solicitation; No Integration with Other Offerings . No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act

16   Permits . (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

17   Leases . Neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

18   Absence of Any Undisclosed Liabilities or Capital Calls . There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

19   Public Utility Holding Company . Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

20   Intellectual Property Rights . Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, “ Intellectual Property”) used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company’s and its Subsidiaries’ knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

21   Insurance . The Company and its Subsidiaries maintain, with those insurance companies listed on Schedule 4.21, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

22   Title to Properties . The Company and its Subsidiaries have good and marketable title to all their respective properties free and clear of all Liens.

23   Internal Accounting Controls . The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements’ general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

24   Subsidiaries . Except for the directly and indirectly owned subsidiaries of the Company as set forth on Schedule 4.24 (the “Subsidiaries”), the Company does not own or hold any shares of stock or any other security or interest in any other equity, or any rights to acquire any such security or interest. Except for the Subsidiaries disclosed on Schedule 4.24, the Company has never had any subsidiary corporation of which the securities having a majority of voting power in electing the board of directors or representing a majority of the economic interests were, at the time as of which any determination was made, owned by the Company either directly or indirectly. The number of authorized, issued and outstanding shares of capital stock of the Subsidiaries is as set forth on Schedule 4.24. All outstanding shares of the Subsidiaries capital stock are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any preemptive rights, and are owned of record and beneficially by the Company..

25   Foreign Practices . Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

1   Purchaser . Purchaser hereby represents and warrants to the Company that:

(a)  Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account, for investment purposes, and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser’s property shall at all times be and remain within its control;

(b)  the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within Purchaser’s corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

(c)  this Agreement has been duly executed and delivered by Purchaser;

(d)  the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

(e)  Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

(f)  this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

(g)  Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

(h)  Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser’s ability to rely thereon;

(i)  no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest;

(j)  no form of general advertising was received by the Purchaser or any other person acting on behalf of the Purchaser; and

(k)  Purchaser is a corporation organized under the laws of Bermuda.

ARTICLE 6.  CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

1   Conditions Precedent to Purchaser’s Obligations to Purchase . The obligation of Purchaser hereunder to purchase the Convertible Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion:

(a)  The Company shall have duly executed this Agreement, the Warrant, the Mortgages and the Registration Rights Agreement and delivered the same to Purchaser;

(b)  The Company shall have delivered to Purchaser duly executed Convertible Note in accordance with Section 2.3 hereof;

(c)  The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. Purchaser shall have received an Officer’s Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit C;

(d)  The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

(e)  All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

(f)  No law or regulation shall have been imposed or enacted that, in the judgment of Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

(g)  Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Purchaser;

(h)  All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

(i)  The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

(j)  There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since January 1, 2006;

(k)  To the Company’s knowledge, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

(l)  Purchaser shall have confirmed the receipt of the Convertible Note to be issued, duly executed by the Company in the denominations and registered in the name of Purchaser;

(m)  Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing;

(n)  Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request;

(o)   Company shall have delivered to Purchaser the Use of Proceeds Schedule 7.8.

2   Conditions to the Company’s Obligations . The obligations of the Company to issue and sell the Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

(a)  The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

(b)  The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

(c)  Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

(d)  The Company shall have received payment of the Purchase Price, less the Expense Reimbursement Fee.

ARTICLE 7.  AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof for so long as any Convertible Note remains outstanding and for the benefit of Purchaser:

1   Information . The Company will deliver to each holder of the Convertible Note:
(a)   within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

(b)  promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

(c)  at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Convertible Note under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

(d)  notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares issuable pursuant to the Transaction Agreements; and

(e)  promptly following knowledge of the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

2   Payment of Obligations . The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

3   Maintenance of Property; Insurance . The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

4   Maintenance of Existence . The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

5   Compliance with Laws . The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

6   Inspection of Property, Books and Records . The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser’ Representative or an affiliate thereof, as representatives of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

7   Investment Company Act . Provided that Purchaser is not any of the following described entities, the Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

8   Use of Proceeds . The proceeds from the issuance and sale of the Convertible Note by the Company shall be used in accordance with Schedule 7.8 attached hereto. None of the proceeds from the issuance and sale of the Convertible Note by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

9   Compliance with Terms and Conditions of Material Contracts . The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

10   Reserved Shares .

(a)  The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Note and issuance of the Conversion Shares (based on the conversion price of the Convertible Note in effect from time to time) (the “Reserved Amount”). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Convertible Note), the Company shall include in the Reserve Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Convertible Note, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or (y) in lieu thereof, consummating the immediate repurchase of the Convertible Note contemplated in Sections 3.4(c) hereof.

11   Transfer Agent Instructions . Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Convertible Note. Upon conversion of any Convertible Note in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Note shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser’s obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

12   Maintenance of Reporting Status; Supplemental Information . So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

13   Form D; Blue Sky Laws . The Company agrees to file a “Form D” with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale, if required, to Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

ARTICLE 8.  NEGATIVE COVENANTS

The Company hereby agrees that after the date hereof for so long as any Convertible Note remains outstanding and for the benefit of Purchaser:

1   Limitations on Debt or Other Liabilities . Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) (i) any Debt except (x) Debt incurred in a Permitted Financing, (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, (z) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement), unless the Company complies with the mandatory prepayment terms of Section 3.4(b) hereof.

2   Transactions with Affiliates . The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto (with a copy of such agreements annexed to such Schedule 8.2) or hereafter entered into with the prior written consent of Purchaser and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms’ length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

3   Merger or Consolidation . The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

4   Limitation on Asset Sales . Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, “Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purpose of this definition as a “disposition”), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

5   Restrictions on Certain Amendments . Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity’s existing Debt, any material contract or agreement, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company’s reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

6   Restrictions on Issuances of Securities .

(a)  In addition to and not in lieu of the covenant specified in Section 8.1 above:

(1)      From the Closing Date and continuing until 180 days following the date on which the Registration Statement becomes effective, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the “Derivative Securities”)) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities, at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance which is below the Market Price on the date of issuance (each such event, a “Discounted Equity Offering”) other than (i) borrowings under conventional credit facilities existing as of the date hereof, (ii) stock issued or credit facilities to be established in connection with acquisitions, (iii) equity securities or Derivative Securities in connection with employee and director stock option and stock purchase plans and (iv) securities issued under the Convertible Note or Warrants. In addition, the Company shall not issue any equity securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Convertible Note and exercised all Warrants. As used herein, “discount” shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters’ warrants) shall be excluded. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that such offering provides for the registration of the Conversion Shares if the Registration Statement has not been declared effective; (4) any non-convertible financings solely for alternative fuel projects that do not create a direct obligation to the Company or involve the issuance of Company debt or equity; and (5) other financing transactions specifically consented to in writing by the Purchaser.

(2)      The 180-day restrictive period set forth in paragraph (1) of this Section 8.6(a) shall be increased by one day for each day a Registration Default has occurred and not been cured by the Company.

(b)  Until such time as all of the Convertible Note has been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are “restricted securities.” As used herein “restricted securities” shall mean securities which may not be sold prior to twelve (12) months following the date of issuance of such securities by virtue of contractual restrictions imposed by the Company or otherwise.

7   Limitation on Stock Repurchases . Except as otherwise set forth in the Convertible Note and the Warrants, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

8   Limitation on Sales By Officers and Employee Directors . For a period of 180 days following the date the Registration Statement is declared effective by the Commission, no executive officer or a employee director of the Company shall, individually, sell or otherwise dispose of (other than by reason of death or disability) to any Person an amount of Common stock greater than that allowed by Rule 144, promulgated under the Securities Act.

ARTICLE 9.  RESTRICTIVE LEGENDS

1   Restrictions on Transfer . From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

2   Legends. The Conversion Shares, upon resale by the Purchaser pursuant to the Registration Statement, shall be freely tradeable and unrestricted.

3   Notice of Proposed Transfers . Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder’s intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (a) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer is in compliance with and does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee’s agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

ARTICLE 10.  ADDITIONAL AGREEMENTS AMONG THE PARTIES

1   Liquidated Damages .

(a)  The Company shall cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 7.11 hereof within three (3) Trading Days after delivery of a Notice of Conversion, as applicable (the “Deadline”) to Purchaser (or any party receiving Securities by transfer from Purchaser) at the address of Purchaser set forth in the Notice of Conversion. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Purchaser.

(b)  Without in any way limiting Purchaser’s right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Note, which failure shall be governed by such Section) the Company shall pay to Purchaser, as liquidated damages and not as a penalty, $500 for each $100,000 of Convertible Note then outstanding per day in cash, for each of the first ten (10) days beyond the Deadline, and $1,000 for each $100,000 of Convertible Note then outstanding per day in cash for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Purchaser by the last day of the calendar week following the week in which it has accrued or, at the option of Purchaser (by written notice to the Company by the first day of the week following the week in which it has accrued), shall be added to the principal amount of the Convertible Note (if then outstanding) payable to Purchaser, in which event interest shall accrue thereon in accordance with the terms of the Convertible Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Convertible Note.

2   Conversion Notice . The Company agrees that, in addition to any other remedies which may be available to Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates with or without restrictive legends as contemplated by Article IX representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Note, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

3   Conversion Limit . Notwithstanding the conversion rights under the Convertible Note, unless Purchaser delivers a waiver in accordance with the last sentence in this Section, in no event shall Purchaser be entitled to convert any portion of the Convertible Note, in excess of that portion of the Convertible Note, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Note or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Note with respect to which this determination is being made, would result in beneficial ownership by Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of Section 10.3(i) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.3. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Note, (ii) immediately preceding and upon any Sale Event, (iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured for a period of ten (10) calendar days.

4   Registration Rights .

(a)  The Company shall grant Purchaser registration rights covering the Conversion Shares (the “Registrable Securities”) on the terms set forth in the Registration Rights Agreement and herein.

(b)  The Company shall prepare and file on or before the 60th day following the Closing Date (the “Filing Date”), a registration statement or amendment thereto (the “Registration Statement”) to register no less than 10,000,000 shares of Common Stock covering the resale of the Registrable Securities with the Commission. In the event the Company fails to file the Registration Statement by the Filing Date for any reason other than Purchaser’s failure to provide information requested by the Company for the completion and filing of the Registration Statement, the Company shall pay to Purchaser as liquidated damages (and not as a penalty) one percent (1%) of the then outstanding principal amount of Convertible Note per day until the Registration Statement is filed with the Commission. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission or the earlier of (i) 90 days following the Closing Date, (ii) ten days following the receipt of a “No Review” Letter from the Commission or (iii) the first Business Day following the day the Commission determines the Registration Statement eligible to be declared effective (the “Required Effectiveness Date”). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under the registration statement by Purchaser). The Company agrees to file an initial written response to the Commission within ten calender days of receipt of any comments by the Commission relating to the Registration Statement.

(c)  If the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Purchaser, as liquidated damages (and not as a penalty), an amount equal to 2% of the outstanding principal amount of the Convertible Note, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission. In the event the Company fails to obtain a valid registration statement by the 360th day following the Closing Date, the Company will redeem the Convertible Note and the Warrants as set forth in Section 5 of the Convertible Note and Section 13 of the Warrants, respectively. Additionally, the Company will grant to Purchaser certain piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

(d)  Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

(e)  If, following the declaration of effectiveness of the Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Company fails to file required amendments to the Registration Statement in order to allow the Purchaser to resell the Conversion Shares pursuant to the Registration Statement as unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current Registration Statement to effect full conversion of the Convertible Note or exercise of the Warrants (a "Registration Default"), the Company shall immediately take all necessary steps to cause the Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) Business Days shall result in the Company paying to Purchaser liquidated damages at the rate of one percent (1%) of the outstanding principal amount of Convertible Note for each 30 day period (prorated), the Registration Default remains uncured.

ARTICLE 11.  ADJUSTMENT OF FIXED PRICE

1   Reorganization . The Conversion Price (the “Fixed Price”) shall be adjusted, as applicable, as hereafter provided.

2   Share Reorganization . If and whenever the Company shall:

(i)  subdivide the outstanding shares of Common Stock into a greater number of shares;

(ii)  consolidate the outstanding shares of Common Stock into a smaller number of shares;

(iii)  issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

(iv)  make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a “Share Reorganization,” then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

(i) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

(ii) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

3   Rights Offering . If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a “Rights Offering”), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

(i)  the numerator shall be the sum of:

(i) the number of shares of Common Stock outstanding on such record date; and

(ii) a number obtained by dividing:

(A)  either,

(x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

(y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

(B)  the Market Price of the Common Stock on such record date; and

(ii)  the denominator shall be the sum of:

(i) the number of shares of Common Stock outstanding on such record date; and

(ii) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

4    Special Distribution . If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

(i)  shares of the Company of any class, other than Common Stock;

(ii)  rights, options or warrants; or

(iii)  any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a “Special Distribution”), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:
(i)  the numerator shall be the difference between:

(A)  the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

(B)  the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

(ii)  the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

5   Capital Reorganization . If and whenever there shall occur:

(i)  a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

(ii)  a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

(iii)  the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a “Capital Reorganization”), then in each such case the holder who exercises the right to convert Convertible Note after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

6    Purchase Price Adjustments . In case at any time and from time to time the Company shall issue any shares of Common Stock or Derivative Securities convertible or exercisable for shares of Common Stock (the number of shares so issued, or issuable upon conversion or exercise of such Derivative Securities, as applicable, being referred to as “Additional Shares of Common Stock”) for consideration less than the then Market Price at the date of issuance of such shares of Common Stock or such Derivative Securities, in each such case the Conversion Price shall, concurrently with such issuance, be adjusted by multiplying the Conversion Price immediately prior to such event by a fraction: (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued would purchase at the Market Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold.

7   Adjustment Rules . The following rules and procedures shall be applicable to adjustments made in this Article XI:

(a)  no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(b)  if any event occurs of the type contemplated by the adjustment provisions of this Article XI but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Company’s board of directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

(c)  if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchaser.

8   Certificate as to Adjustment . The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

9   Notice to Holders . If the Company shall fix a record date for:

(a)  any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

(b)  any Rights Offering,

(c)  any Special Distribution,

(d)  any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

(e)  Sale Event; or

(f)  any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

ARTICLE 13.  EVENTS OF DEFAULT

5   Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)  failure by the Company to pay or repay when due, all or any part of the principal on any of the Convertible Note (whether by virtue of the agreements specified in this Agreement or the Convertible Note);

(b)  failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on any Convertible Note or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement;

(c)  failure by the Company to timely comply with the requirements of Section 7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

(d)  failure on the part of the Company to observe or perform any covenant contained in Section 7.10 or Article VIII of this Agreement;

(e)  failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c) or (d) above) for 30 days from the date of such occurrence;

(f)  the trading in the Common Stock shall have been suspended by the Commission, the OTC Bulletin Board or any market on which the securities of the Company are then traded (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on any market, the Common Stock is then listed and approved for trading on another market within ten (10) Trading Days thereof);

(g)  the Company shall have its Common Stock delisted from the OTC Bulletin Board for at least ten (10) consecutive Trading Days and is unable to obtain a listing on the OTC Bulletin Board within such ten (10) Trading Days;

(h)  the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring liquidated damages or a default fee for a period in excess of 10 days;

(i)  the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

(j)  an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(k)  default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $500,000, which has not been cured within any applicable period of grace associated therewith;

(l)  judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

(m)  any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made.

then, and in every such occurrence, Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Note to be, and the Convertible Note shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (i) or (j) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by Purchaser, the entire amount of the Convertible Note shall become immediately due and payable, provided, further, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Note has been declared immediately due and payable hereunder, any Purchaser of Convertible Note may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Convertible Note shall be the Formula Price thereof.

6   Powers and Remedies Cumulative . No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.

ARTICLE 14.  MISCELLANEOUS

5   Notices . All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

6   No Waivers; Amendments .

(a)  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)  Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Convertible Note affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Note whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Note, (c) reduce the principal amount of or extend the stated maturity of any Convertible Note or (d) make any Convertible Note payable in money or property other than as stated in such Convertible Note. In determining whether the holders of the requisite principal amount of Convertible Note have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Note which are owned by the Company or any other obligor on or guarantor of the Convertible Note, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser and their affiliates otherwise than solely in their capacities as holders of Convertible Note shall be effective with respect to them without their prior written consent.

7   Indemnification .

(a)  The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a “Controlling Person”), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an “Indemnified Party”) and collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that (i) are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party’s gross negligence, willful misconduct or bad faith and (ii) not in excess of the amount of funds actually received by the Company pursuant to this Agreement.

(b)  If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Company and subject to approval by the Purchaser The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

(c)  If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Purchaser on the other, but also the relative fault of the Company and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)  The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Note and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

8   Expenses: Documentary Taxes . The Company has incurred an application fee equal to 1% per each USD$1,000,000 funded of the principal amount of the Convertible Note which shall be payable on the Closing Date. In addition, the Company agrees to pay to Global Capital Advisors, LLC (“GCA”), on the Closing Date, a fee equal to $15,000.00 (the “Out of Pocket Fee”) in full satisfaction of all obligations of the Company to Purchaser and its agents in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of legal counsel. The Company has paid earnest money of $7,500 which shall be applied toward the Out of Pocket Fee on the Closing Date. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.

Additionally, the Company shall issue to GCA a Warrant to purchase shares of Common Stock upon the Closing equal to 500,000 shares of Common Stock on the terms and conditions described in the form of the common stock purchase warrant attached hereto as Exhibit G.

9   Payment . The Company agrees that, so long as Purchaser shall own any Convertible Note purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (ES.T.) pursuant to those instruction set forth in Schedule 13.5.

10   Successors and Assigns . This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

11   Brokers . Except for Colony Park Financial, LLC, Antaeus Capital, Inc. and Bill and Elizabeth von Gremp, (the “Brokers”), the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder’s or other fee or commission payable by the Company or Purchaser in connection with the sale of the Securities. The Company represents and warrants that it is solely responsible for any fees due Brokers.

12   Nevada Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEVADA AND OF ANY FEDERAL DISTRICT COURT SITTING IN NEVADA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

13   Entire Agreement . This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Convertible Note and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

14   Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

15   Title and Subtitles . The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

16   Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

17   Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

Mems USA, Inc.

By:	/S/ James A. Latty
Name:	James A. Latty
Title:	Chairman, CEO and President

Address:	Mems USA, Inc.
5701 Lindero Canyon Road
Suite 2-100
Westlake Village, CA 91362

Fax: 818-735-4753
Tel.: 818-735-4750

GCA STRATEGIC INVESTMENT FUND LIMITED

By:	/S/ Lewis N. Lester
Name:	James A. Latty
Title:	Director

Address:	c/o Prime Management Limited
Mechanics Building
12 Church Street
Hamilton HM II, Bermuda

Fax: 441-295-3926
Tel.: 441-295-0329

i

LIST OF SCHEDULES

Schedule 4.3 Capitalization
Schedule 4.7 Financial Information
Schedule 4.8  Litigation
Schedule 4.12  Investments, Joint Ventures
Schedule 4.21  List of Insurance Companies
Schedule 7.8  Use of Proceeds
Schedule 8.2  Transactions with Affiliates
Schedule 13.5  Wiring Instructions

LIST OF EXHIBITS

Exhibit A  Form of Convertible Note
Exhibit B  Form of Registration Rights Agreement
Exhibit C  Form of Officer’s Certificate
Exhibit D  Form of Solvency Certificate
Exhibit E  Form of Escrow Agreement
Exhibit F  Form of Common Stock Purchase Warrant
Exhibit G  Form of Common Stock Purchase Warrant

v

SECURITIES PURCHASE AGREEMENT

dated as of

October 27, 2006

by and between

Mems USA, Inc.
as the Issuer,

and

GCA Strategic Investment Fund Limited